Exhibit 99.1
ADI Announces Second Quarter 2026 Financial Results
•Completed spin-off from Resideo; commenced trading on the NYSE on August 4, 2026
•Record net revenue of $1,286 million; Commercial security growth returns to mid-single digits
•Average daily sales growth of 2% year-over-year
•Gross margin of 22.7%; up 50 basis points year-over-year
•Net income of $6 million, compared to net loss of $283 million in the second quarter of 2025; Adjusted EBITDA of $86 million, or 6.7% of net revenue, compared to $95 million or 7.4% of net revenue in the second quarter of
2025
•Initiates ADI's standalone 2026 outlook
MELVILLE, New York, August 13, 2026 – ADI Global Distribution Inc. ("ADI") (NYSE: ADIG), a leading global specialty distributor of low-voltage products, today announced financial results for its second quarter 2026 ended July 4,
2026.
ADI operated as part of Resideo Technologies, Inc. ("Resideo") for the entire second quarter of 2026 and prior to the spin-
off on August 3, 2026, and the historical financial information presented in this release was derived from Resideo’s accounting records and is presented on a carve-out accounting basis.
ADI second quarter 2026 net revenue was a record $1,286 million, up 1% year-over-year, and reflects average daily sales growth of 2% year-over-year and one fewer sales day in the current quarter. Net revenue growth was driven by the security, professional audio-visual, and data communications categories, partially offset by the residential audio-visual category due primarily to a continued soft U.S. residential housing market.
Gross margin was 22.7% in second quarter 2026, compared to 22.2% in second quarter 2025 and was favorably impacted by the receipt of tariff refunds of approximately $20 million, partially offset by unfavorable price and mix shift and higher fuel costs for freight. Research and development expenses increased $2 million due primarily to investments supporting new product launches that are intended to drive future growth. Selling, general and administrative expenses were up $16 million to $206 million driven primarily by higher employee and facility costs. Income from operations of $25 million in second quarter 2026 decreased 56% from $57 million in second quarter 2025. Adjusted EBITDA decreased 9% to $86 million in second quarter 2026 compared to $95 million in second quarter 2025.
Management Remarks
“Our second quarter results, which included record quarterly revenue, reflect the strength of our business and our team's continued execution in a dynamic operating environment,” said Rob Aarnes, ADI's President and CEO.
“As we begin our next chapter as an independent public company, we are operating from a position of strength and focused on converting our recent investments into greater operating efficiency, expanding profitability and increased cash generation. With leading market positions, a differentiated omnichannel model and multiple avenues for above-market growth, we believe ADI is well positioned for the opportunities ahead.”
Balance Sheet and Capital Allocation
Upon completion of the Spin-Off, ADI's liquidity consists of approximately $150 million of cash and a $500 million undrawn revolving credit facility. ADI expects to generate consistent cash flow, benefiting from its capital-efficient business model. The company intends to use its cash flow to reduce leverage over time while maintaining the financial flexibility to invest in organic growth and pursue value-accretive tuck-in acquisitions.
Outlook
The Company is initiating its 2026 standalone outlook for the second half and full year, as follows.

($ in millions)	First Half 2026 (1)	Second Half 2026 (1)	Full Year 2026
Net revenue	$2,492	$2,458 - 2,508	$4,950 - $5,000
Non-GAAP Adjusted Standalone EBITDA (Estimate)	$136	$139 - $159	$275 - $295
(1) First half 2026 represents results for the six months ended July 4, 2026, as presented below. Second half 2026 represents outlook for the six months ended December 31, 2026.
Conference Call and Webcast Details
ADI will hold a conference call with investors on August 13, 2026, at 8:30 a.m. ET. The webcast can be accessed at https://
investor.adiglobal.com, where the webcast link and related materials will be posted before the call. A replay of the webcast will be available following the presentation.
About ADI
ADI is a global specialty distributor of professionally installed low-voltage products serving commercial and residential markets through an omnichannel go-to-market platform. Within North America, ADI is a market-leading distributor in the professionally installed security, fire/life safety and residential audio-visual product categories. We offer over 500,000 products from more than 1,000 suppliers across key specialty low-voltage categories with strong proximity to our customers with a large network of store locations.

Contacts:

Investors:
Hunter Blankenbaker
Senior Director of Investor Relations
Investorrelations@adiglobal.com

Media:
Adrienne Zimoulis
Senior Director of Communications
Adrienne.Zimoulis@adiglobal.com
Forward-Looking Statements
This press release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of ADI to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second half of
2026 and full year 2026, cash flow expectations and proposed use of cash, and goal to reduce leverage (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with
Resideo in connection with the spin-off of ADI from Resideo, (4) the ability of ADI to drive increased customer value, profitability, cash generation, and financial returns and enhance strategic and operational capabilities, (5) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, (6) risks related to our completed separation from Resideo and that we may experience operational or other disruptions as a result of the separation, and (7) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning
Forward-Looking Statements” in our Registration Statement on Form 10, as amended, and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-
looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934.
Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of ADI by presenting financial results between periods on a more comparable basis. Such non-
GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S.
GAAP. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.
The Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S.
GAAP. These include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Standalone EBITDA (estimate) and
Adjusted Standalone EBITDA margin (estimate).
Below are definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non-GAAP financial measures provide investors with a meaningful measure of its performance period to period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most directly comparable U.S. GAAP measure.
The Company defines Adjusted EBITDA as net income excluding income taxes, depreciation and amortization, interest income and expense, stock-based compensation expense, Indemnification Agreement expense, restructuring expense, transaction related expenses, and other expense and certain other items that are otherwise of an unusual or non-recurring nature (including but not limited to impairment charges, litigation and insurance settlements, and gains and losses on disposal of assets). The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by Net revenue.
The Company defines Adjusted Standalone EBITDA (estimate) as Adjusted EBITDA less estimated recurring and ongoing costs required to operate as a new independent public company. The Company defines Adjusted Standalone EBITDA
Margin (estimate) as Adjusted Standalone EBITDA (estimate) divided by Net revenue.
We believe these measures are useful to investors as they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making, as well as understanding ongoing operating trends.
A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Standalone EBITDA (estimate) for the second half of 2026 and for the full year 2026 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately without unreasonable efforts certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
ADI GLOBAL DISTRIBUTION INC.
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net revenue	$1,286	$1,277	$2,492	$2,398
Cost of goods sold	994	994	1,944	1,873
Gross profit	292	283	548	525
Operating expenses:
Selling, general and administrative expenses	206	190	405	371
Research and development expenses	11	9	23	17
Intangible asset amortization	25	23	49	46
Transaction related expenses	18	3	26	4
Restructuring expenses	7	1	7	5
Total operating expenses	267	226	510	443
Income from operations	25	57	38	82
Indemnification Agreement expense	–	331	–	364
Other expense (income), net	2	(2)	2	(2)
Interest expense	16	4	33	12
Interest income	(1)	(2)	(3)	(4)
Income (loss) before taxes	8	(274)	6	(288)
Provision for income taxes	2	9	1	10
Net income (loss)	$6	$(283)	$5	$(298)
ADI GLOBAL DISTRIBUTION INC.
CONDENSED COMBINED BALANCE SHEETS
(UNAUDITED)

(in millions)	July 4, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$131	$124
Restricted cash	400	–
Accounts receivable, net	751	659
Inventories, net	1,057	1,036
Due from related parties - current	14	–
Other current assets	169	154
Total current assets	2,522	1,973
Property, plant and equipment, net	109	107
Goodwill	1,063	1,066
Intangible assets, net	706	744
Operating lease right-of-use assets	223	236
Due from related parties - non-current	–	13
Other assets	16	13
Total assets	$4,639	$4,152
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$695	$717
Accrued liabilities	168	175
Current portion of operating lease liabilities	38	37
Due to related parties - current	1	68
Total current liabilities	902	997
Long-term debt	988	1,185
Non-current portion of operating lease liabilities	198	209
Deferred tax liabilities	60	60
Due to related parties - non-current	20	–
Other liabilities	16	17
Total liabilities	2,184	2,468
Equity:
Net parent investment	2,505	1,726
Accumulated other comprehensive loss, net	(50)	(42)
Total equity	2,455	1,684
Total liabilities and equity	$4,639	$4,152
ADI GLOBAL DISTRIBUTION INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(in millions)	July 4, 2026	June 28, 2025
Cash Flows From Operating Activities:
Net income (loss)	$5	$(298)
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	59	57
Restructuring expenses	7	5
Stock-based compensation expense	12	12
Operating lease right-of-use-asset amortization	20	17
Other, net	4	1
Changes in assets and liabilities:
Accounts receivable, net	(96)	(95)
Inventories, net	(24)	6
Other current assets	(15)	(10)
Accounts payable	(18)	36
Accrued liabilities	(8)	(18)
Lease liabilities	(17)	(17)
Obligations payable under the Indemnification Agreement	–	337
Other, net	(5)	(1)
Net cash (used in) provided by operating activities	(76)	32
Cash Flows From Investing Activities:
Capital expenditures	(26)	(21)
Related party loan activity, net	13	(1)
Other investing activities, net	1	–
Net cash used in investing activities	(12)	(22)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	400	–
Net transfers from (to) parent	147	(35)
Proceeds from loans due to related parties	17	–
Net (decrease) increase in due to related parties related to cash pooling arrangements	(65)	5
Other financing activities, net	(1)	–
Net cash provided by (used in) financing activities	498	(30)
Effect of exchange rate changes on cash and cash equivalents	(3)	7
Net increase (decrease) in cash, cash equivalents and restricted cash	407	(13)
Cash, cash equivalents and restricted cash at beginning of period	124	137
Cash, cash equivalents and restricted cash at end of period	$531	$124
NON-GAAP RECONCILIATIONS
ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN,  ADJUSTED STANDALONE EBITDA (ESTIMATE)
AND ADJUSTED STANDALONE EBITDA MARGIN (ESTIMATE)
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income (loss)	$6	$(283)	$5	$(298)
Income taxes	2	9	1	10
Depreciation and amortization	30	28	59	57
Interest expense	16	4	33	12
Interest income	(1)	(2)	(3)	(4)
Indemnification Agreement expense (1)	–	331	–	364
Stock-based compensation expense (2)	6	6	12	12
Restructuring expenses (3)	7	1	7	5
Transaction related expenses (4)	18	3	26	4
Other adjustments (5)	2	(2)	2	(2)
Adjusted EBITDA	$86	$95	$142	$160
Estimated incremental recurring expenses (6)	(2)	(6)	(6)	(12)
Standalone Adjusted EBITDA (estimate)	$84	$89	$136	$148

Net revenue	$1,286	$1,277	$2,492	$2,398
Adjusted EBITDA Margin	6.7%	7.4%	5.7%	6.7%
Adjusted Standalone EBITDA Margin (estimate)	6.5%	7.0%	5.5%	6.2%
(1)Represents the allocated portion of the expense related to the Honeywell Indemnification Agreement.
(2)Represents non-cash compensation expenses recognized for stock-based compensation arrangements.
(3)Consists of non-recurring charges associated with restructuring initiatives.
(4)For the three and six months ended July 4, 2026, represents $18 million and $26 million of transaction costs related to the Spin-Off. For the three and six months ended June 28, 2025, represents $3 million and $4 million of Snap One integration costs.
(5)Represents amounts included in Other expense (income), net reported on the Unaudited Condensed Combined Statement of Operations.
(6)Represents estimated costs above allocated corporate expenses we expect to incur within certain corporate functions including finance, IT, legal  and  human resources.